Exhibit 10.2.27

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into as of February 4, 2022 (the “Grant Date”) by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and ___________________ (the “Director”). Capitalized terms not specifically defined in this Agreement shall have the meanings specified in Exhibit A to this Agreement or the MGIC Investment Corporation 2020 Omnibus Incentive Plan (the “Plan”).
1. Award of RSUs. Subject to the terms and conditions of this Agreement and the Plan, the Company awards to the Director 8,085.3816 restricted stock units (“RSUs”).
2. Release Date; Termination of Service as a Result of Death or Disability. The RSUs shall be settled by the issuance of one share of Stock per RSU on the “Release Date,” which, subject to any deferral election made with respect to the RSUs under the Company’s Deferred Compensation Plan for Non-Employee Directors, shall be the date that is ten business days following February 1 of the year immediately following the year in which the RSUs are granted. Notwithstanding the foregoing, if the Director’s service is terminated because of death or permanent and total disability (as determined by the Company in its discretion on the basis of the definition set forth in Code Section 22(e)(3)), then the Release Date for the RSUs shall accelerate and shall occur as soon as reasonably practicable after such death or disability.
3. Transfer After Release Date; Securities Law Restrictions. The Director agrees and acknowledges with respect to any Stock delivered in settlement of RSUs that has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that, in the opinion of counsel to the Company, absent such registration cannot be publicly sold or otherwise disposed of, (i) the Director will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend may be placed on the certificates or other evidence for the Stock delivered in settlement of the RSUs to such effect.
4. Beneficiary.
(a) The Beneficiary shall be entitled to receive the Stock to be delivered in settlement of RSUs following the death of the Director. The Director may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by making a new designation in the Beneficiary System. The last such designation made shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Beneficiary System prior to the Director’s death, and in no event shall any designation be effective as of a date prior to such receipt.
(b) If no such Beneficiary designation is in effect at the time of a Director’s death, or if no designated Beneficiary survives the Director or if such designation conflicts with law, upon the death of the Director, the Director’s estate shall be entitled to receive the Stock to be delivered in settlement of RSUs. If the Company is in doubt as to the right of any person to receive such property, the Company may retain the same and any distributions thereon, without liability for any interest thereon, until the Company determines the person entitled thereto, or the Company may deliver such property and any distributions thereon to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.
5. Voting, Dividend and Other Rights of RSUs.
(a) Voting and Other Rights of RSUs. RSUs represent only the right to receive Stock on the terms provided in this Agreement. The Director shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until evidence for such Stock is actually delivered in settlement of RSUs.
(b) Dividend Rights. Notwithstanding the preceding subsection, whenever cash dividends or other distributions are paid by the Company on its outstanding shares of Stock, there shall be credited under this Agreement additional RSUs equal to (i) the aggregate dividend or distribution that would be payable on a number of outstanding shares of Stock equal to the number of RSUs subject to this Agreement on the record date for the dividend divided by (ii) the closing price per share of Stock as reported on the New York Stock Exchange on the last trading day immediately preceding the date of payment of the dividend. If, after the record date and before the payment date for a cash dividend or other distribution that would otherwise result in crediting of additional RSUs under the foregoing, the RSUs to which such distribution relates are settled in shares of Stock, then the Company shall pay an amount in cash equal to the amount of the distribution for each such RSU with respect to which such distribution was made.

6. Tax Withholding.
(a) It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs that the Director shall pay the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of the RSUs. The withholding tax obligation arising from the settlement of RSUs shall be satisfied through a withholding by the Company of a sufficient number of shares of Stock that would otherwise be delivered to the director.
(b) To the extent provided in the resolutions awarding RSUs subject to this Agreement, and subject to applicable law and accounting rules, the Director shall be entitled to deliver cash or have a number of shares of Stock withheld in excess of the minimum amount required to be withheld by the Company.
7. Adjustments in Event of Change in Stock or Fiscal Year. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement but before the Release Date, the number of RSUs shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such event, any such adjustment rounded down to the next lower whole share. In the event of any change in the outstanding shares of Stock for any other reason, including but not limited to, any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable. In addition, if the Company changes its fiscal year from a year ending December 31, the Committee may make such adjustments in the Release Date as the Committee deems equitable. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.
8. Powers of Company Not Affected; No Right to Continued Service.
(a) The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any property to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) Nothing in this Agreement shall confer upon the Director any right to continue in the service of the Company.
9. Interpretation by Committee. The Director agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among participants awarded RSUs.
10. Miscellaneous.
(a) This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
(b) The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
(c) The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards; as a result, such awards are subject to the terms and conditions thereof. In the event of any conflict between the terms hereof and the provisions of the Plan or such authorization, the provisions of the Plan (to such extent) and/or such authorization shall prevail. A copy of the Plan is available on request of the Director made in writing (including by e-mail) to the Company’s Secretary.
(d) Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Director at his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Secretary. All such notices shall be given by first class mail, postage pre‑paid, or by personal delivery.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Director, the Beneficiary and the personal representative(s) and heirs of the Director, except that the Director may not transfer any RSUs or any interest in any RSUs.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized signer as of the day and year set forth above.

MGIC INVESTMENT CORPORATION By: Title: Authorized Signer

EXHIBIT A
Certain Defined Terms

“Beneficiary” means the person(s) who at the time of the Director’s death is designated as such in the Beneficiary System.
“Beneficiary System” means the Company’s equity plan portal, or any system used by the Company for purposes of allowing the Director to designate a Beneficiary in connection with RSUs.
“Committee” means the Management Development, Nominating and Governance Committee of the Company’s Board of Directors, or one or more members of such committee to whom such committee delegates specified functions, or another committee of such Board administering the Plan.
“Stock” means the Company’s common stock.